Exhibit 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 949746ND9	PRINCIPAL AMOUNT: $
REGISTERED NO. 1

WELLS FARGO & COMPANY

Principal Protected Minimum Return Notes

Linked to a World Equity Index Basket due February 7, 2011

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Maturity Payment Amount (as defined below), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Stated Maturity Date. The “Initial Stated Maturity Date” shall be February 7, 2011. If no Market Disruption Event (as defined below) occurs or is continuing on the final scheduled Valuation Date (as defined below), the Initial Stated Maturity Date will be the “Stated Maturity Date.” If a Market Disruption Event occurs or is continuing on the final scheduled Valuation Date, the “Stated Maturity Date” shall be the later of (i) three Business Days (as defined below) after the postponed final Valuation Date and (ii) the Initial Stated Maturity Date. This Security shall not bear any interest.

Any payments on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose.

Determination of Maturity Payment Amount

“Maturity Payment Amount” shall mean, for each $1,000 principal amount of this Security, the sum of (i) $1,000 and (ii) the Additional Amount.

“Additional Amount” shall mean, for each $1,000 principal amount of this Security, an amount equal to the greater of (i) $140 and (ii) the product of:

•	$1,000; and

•	Average Basket Level – Initial Basket Level

                                  Initial Basket Level

The “Initial Basket Level” shall mean 100.

The “Average Basket Level” shall be equal to the product of (i) 100 and (ii) an amount equal to 1 plus 1/3 of the S&P Average Return, 1/3 of the EURO STOXX Average Return and 1/3 of the Nikkei Average Return.

The “S&P Average Return” shall be based on the average of the Closing Levels of the S&P 500® Index on the Valuation Dates and will be calculated as follows:

S&P Average Return = S&P Average Level – S&P Initial Level

                                                               S&P Initial Level

where the “S&P Initial Level” is 1280.08, the Closing Level of the S&P 500 Index on January 31, 2006, and the “S&P Average Level” is the arithmetic average of the Closing Levels of the S&P 500 Index on the Valuation Dates.

The “EURO STOXX Average Return” shall be based on the average of the Closing Levels of the Dow Jones EURO STOXX 50® Index on the Valuation Dates and will be calculated as follows:

EURO STOXX Average Return = EURO STOXX Average Level – EURO STOXX Initial Level

                                                                                      EURO STOXX Initial Level

where the “EURO STOXX Initial Level” is 3,691.41, the Closing Level of the Dow Jones EURO STOXX 50 Index on January 31, 2006, and the “EURO STOXX Average Level” is the arithmetic average of the Closing Levels of the Dow Jones EURO STOXX 50 Index on the Valuation Dates.

The “Nikkei Average Return” shall be based on the average of the Closing Levels of the Nikkei 225® Index on the Valuation Dates and will be calculated as follows:

Nikkei Average Return = Nikkei Average Level – Nikkei Initial Level

                                                                     Nikkei Initial Level

where the “Nikkei Initial Level” is 16,649.82, the Closing Level of the Nikkei 225 Index on January 31, 2006, and the “Nikkei Average Level” is the arithmetic average of the Closing Levels of the Nikkei 225 Index on the Valuation Dates.

Set forth below are certain defined terms used in this Security in connection with the determination of the Maturity Payment Amount.

“Basket Index” shall mean each of the S&P 500 Index, the Dow Jones EURO STOXX 50 Index and the Nikkei 225 Index.

“Business Day” shall mean a day other than a Saturday, a Sunday or any other day on which banking institutions in Minneapolis, Minnesota or New York, New York are authorized or required by law or executive order to remain closed.

“Calculation Agency Agreement” shall mean the Calculation Agency Agreement dated as of February 7, 2006 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agency Agreement with the Company providing for, among other things, the determination of the Additional Amount and the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors under such Calculation Agency Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agency Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of the Securities of this series without the consent of the Holders of the Securities of this series and without notifying the Holders of the Securities of this series.

The “Closing Level” of a particular Basket Index (or any successor Basket Index) on any Trading Day shall mean the Closing Level of such Basket Index as reported by the Index Sponsor of that Basket Index (or of any successor Basket Index, as reported by the index sponsor of that successor Basket Index) on such Trading Day or as determined by the Calculation Agent as described in “—Discontinuance of a Basket Index; Alteration Of Method Of Calculation.”

“Index Sponsor” shall mean each of Standard & Poor’s, STOXX Limited and Nihon Keizai Shimbun, Inc.

A “Market Disruption Event” with respect to a Basket Index will occur on any day if the Calculation Agent determines, in its sole discretion, any of the following:

•	A material suspension or material limitation of trading in 20% or more of the underlying stocks which comprise such Basket Index or any successor Basket Index has been imposed by the relevant exchanges on which those securities are traded, at any time during the one-hour period preceding the close of trading on such day, whether by reason of movements in price exceeding limits permitted by that relevant exchange or otherwise.

•

A material suspension or material limitation has occurred on that day, in each case during the one-hour period preceding the close of trading in options or futures contracts related to such Basket Index or any successor Basket Index, on the primary exchange on which those options or futures contracts are traded, whether by reason of movements in price exceeding levels permitted by the exchange or otherwise.

•	Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the securities that then comprise 20% or more of such Basket Index or any successor Basket Index on the relevant exchanges on which those securities are traded, at any time during the one hour period that ends at the close of trading on that day.

•	Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to such Basket Index or any successor Basket Index on the primary exchange or quotation system on which those futures or options contracts are traded, at any time during the one hour period that ends at the close of trading on that day.

•	The closure of the relevant exchanges on which the securities that then comprise 20% or more of such Basket Index or any successor Basket Index are traded on or which futures or options contracts relating to such Basket Index or any successor Basket Index are traded prior to its scheduled closing time unless the earlier closing time is announced by the relevant exchanges at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on the relevant exchanges and (2) the submission deadline for orders to be entered into the relevant exchanges for execution at the close of trading on that day.

For purposes of determining whether a Market Disruption Event has occurred:

•	the relevant percentage contribution of a security to the level of a Basket Index or any successor index will be based on a comparison of (x) the portion of the level of such Basket Index attributable to that security and (y) the overall level of such Basket Index, in each case immediately before the occurrence of the Market Disruption Event; and

•	“close of trading” means in respect of any relevant exchange, the scheduled weekday closing time on a day on which the relevant exchange is scheduled to be open for trading for its respective regular trading session, without regard to after hours or any other trading outside the regular trading session hours.

A “Trading Day” shall mean any day on which all of the Basket Indices (including any successor Basket Indices) are published by their respective Index Sponsor or are otherwise determined by the Calculation Agent as described in “—Discontinuance of a Basket Index; Alteration Of Method of Calculation.”

The “Valuation Dates” shall be the last Trading Day of January, commencing January 2007 and ending January 2011. If the Calculation Agent determines that a Market Disruption Event has occurred or is continuing with respect to a Basket Index on a scheduled

Valuation Date, the Calculation Agent will determine the Closing Levels of the Basket Indices by reference to the Closing Levels on the next Trading Day on which there is not a Market Disruption Event for any Basket Index; provided, however, if a Market Disruption Event occurs with respect to a Basket Index on each of the seven Trading Days following an originally scheduled Valuation Date, then (i) that seventh Trading Day shall be deemed the Valuation Date and (ii) the Calculation Agent shall determine the Closing Level of any Basket Index subject to a Market Disruption Event based upon its good faith estimate of the Closing Level on that seventh Trading Day. Any such postponement of the date that would otherwise be the final scheduled Valuation Date will cause the Stated Maturity Date to be postponed until three Business Days after the final Valuation Date if such third Business Day is after the Initial Stated Maturity Date.

Discontinuance Of A Basket Index; Alteration Of Method Of Calculation

If an Index Sponsor of a Basket Index discontinues publication of such Basket Index and such Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Basket Index, then any subsequent Closing Level of that Basket Index will be determined by reference to the level of such successor index or substitute index (in any such case, referred to herein as a “successor Basket Index”) on the date that any Closing Level of such Basket Index is to be determined.

Upon any selection by the Calculation Agent of a successor Basket Index, the Company will promptly give notice to the Holders of the Securities of this series.

If an Index Sponsor of a Basket Index discontinues publication of such Basket Index prior to, and such discontinuance is continuing on, the date that any Closing Level of such Basket Index is to be determined and the Calculation Agent determines that no successor Basket Index is available at such time, then, on such date, the Calculation Agent will determine the Closing Level of such Basket Index to be used in computing the Average Basket Level. The Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating such Basket Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising such Basket Index on the primary organized exchange or trading system. As used herein, “closing price” means, with respect to any security on any date, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way on such date, in either case on the primary organized exchange or trading system on which such security is then listed or admitted to trading.

If a successor Basket Index is selected or the Calculation Agent calculates a Closing Level as a substitute for a Basket Index, such successor Basket Index or closing index level will be used as a substitute for such Basket Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

If the method of calculating a Basket Index or a successor Basket Index, or its Closing Level, is changed in a material respect, or if a Basket Index or a successor Basket Index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the level of such Basket Index or such successor Basket Index had such changes or modifications not been made, then the Calculation Agent will, at the close of trading of the relevant exchanges on which the securities comprising such Basket Index or such successor Basket Index are traded on any date that the Closing Level is to be determined, make such calculations and adjustments as, in its good faith judgment, may be necessary in order to arrive at a level of a stock index comparable to such Basket Index or such successor Basket Index, as the case may be, as if such changes or modifications had not been made. The Calculation Agent will calculate the Closing Level of such Basket Index and the Average Basket Level with reference to such Basket Index or such successor Basket Index, as adjusted. The “relevant exchange” for any security (or any combination thereof then underlying any Basket Index or any successor Basket Index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security. Accordingly, if the method of calculating a Basket Index or a successor Basket Index is modified so that the level of such index is a fraction of what it would have been if it had not been modified (for example, due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a level of such Basket Index or such successor Basket Index as if it had not been modified (for example, as if such split had not occurred).

Calculation Agent

The Calculation Agent will determine the Maturity Payment Amount. In addition, the Calculation Agent will (i) determine if adjustments are required to the Closing Level of a Basket Index under the circumstances described in this Security, (ii) if publication of a Basket Index is discontinued, select a successor Basket Index or, if no successor Basket Index is available, determine the Closing Levels of such Basket Index under the circumstances described in this Security and (iii) determine whether a Market Disruption Event has occurred.

The Company covenants that, so long as any of the Securities of this series are Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to the Securities of this series.

All determinations made by the Calculation Agent with respect to the Securities of this series will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holders of the Securities of this series. All percentages and other amounts resulting from any calculation with respect to the Securities of this series will be rounded at the Calculation Agent’s discretion.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:
Howard I. Atkins
Its: Senior Executive Vice President and
Chief Financial Officer

[SEAL]

Attest:
Laurel A. Holschuh
Its: Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

Principal Protected Minimum Return Notes

Linked to a World Equity Index Basket due February 7, 2011

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $                    ; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing, without the consent of the Holders of the Securities of this series, issue additional Securities with the same terms as the Securities of this series, and such additional Securities shall be considered part of the same series under the Indenture as the Securities of this series.

The Securities of this series are not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to February 7, 2011. The Securities will not be entitled to any sinking fund.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of Securities of this series.

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the Maturity Payment Amount (calculated as set forth in the next sentence) of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount hereof calculated as though the date of acceleration was the last Valuation Date or only Valuation Date, as the case may be; provided, however, if such date is not a Trading Day or if a Market Disruption Event has occurred or is continuing on that day, the next Trading Day on which there is not a Market Disruption Event will be deemed to be the last Valuation Date or only Valuation Date, as the case may be. Upon payment of the amount so declared due and payable, all of the Company’s obligations in respect of payment of the Maturity Payment Amount shall terminate. The Securities of this series will not bear a default rate of interest after the occurrence of an Event of Default or an acceleration under the Indenture.

The Company agrees, and by acceptance of a beneficial ownership interest in this Security each beneficial owner of this Security will be deemed to have agreed, for United States federal income tax purposes (i) to treat this Security as a single debt instrument subject to the Treasury regulations governing contingent payment debt instruments, (ii) to report all income (or loss) with respect to this Security according to those Treasury regulations, and (iii) to be bound by the Company’s determination of the “comparable yield” and the “projected payment schedule” (within the meaning of such Treasury regulations) for this Security, unless such beneficial owner timely discloses and justifies in its federal income tax return the use of a different comparable yield and projected payment schedule.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Principal Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within

90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

No reference herein to the Indenture and no provision of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Maturity Payment Amount at the times and place, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the Maturity Payment Amount, or for any claim based on this Security, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —	__________________	Custodian	___________________
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

_____________________________________

                            (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

___________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                      attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.